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                                                                    EXHIBIT 23.3


                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS




         Wright & Company, Inc. hereby consents to the use of our analysis relating to the evaluation entitled "Summary Report, Evaluation of Oil and Gas Reserves To the Interests of Resource America, Inc. in Certain Properties Located in Various States, Pursuant to the Requirements of the Securities and Exchange Commission, Effective October 1, 2000, Job 0.567," for use in the Registration Statement on Form SB-2, No. 333-67522, Pre-Effective Amendment No. 1, to the Registration Statement, No. 333-67522, and Pre-Effective Amendment No. 2, to the Registration Statement, No. 333-67522, of Atlas America Public #10 LTD., and for use by incorporation by reference in the Registration Statement on Form 8-A of Atlas America Public #10 LTD., and any supplements thereto, including pre-effective and post-effective amendments, and to all references to Wright and Company, Inc. as having prepared such analysis and as an expert concerning such analysis.


                                               Wright & Company, Inc.



                                               /s/ D. Randall Wright
                                               ---------------------------------



Brentwood, TN
April 25, 2002